Exhibit 99.5

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is made and entered into as of January 26, 2006, among AVOCENT Corporation, a Delaware corporation ("Parent"), CEDAR CALIFORNIA ACQUISITION CORP., a California corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), CYCLADES CORPORATION, a California corporation (the "Company"), and Daniel Dalarossa and John Lima, as individuals (the "Principal Shareholders"). Parent, the Company, Merger Sub and the Principal Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties." (1) RECITALS

         WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interests of their respective shareholders;

         WHEREAS, the Board of Directors of the Company (i) has approved this Agreement, (ii) has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined that it is in the best interests of the Company to recommend that the shareholders of the Company approve this Agreement and the Merger; and

         WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, concurrently herewith the directors and certain shareholders of the Company are entering into agreements with Parent dated as of the date hereof (the "Voting Agreements"), in the form of the attached Exhibit A, pursuant to which, among other things, each such shareholder has agreed to vote in favor of this Agreement and the Merger;

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
                                   Article I
                                   THE MERGER

         1.1 Definitions.

         (a) As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa).

         "280G Shareholder Approval" shall have the meaning set forth in Section 5.17.

         "Accounts Receivable" means all accounts receivable of the Company that are reflected in the Most Recent Financial Statements or on the accounting records of the Company as of the Closing Date.

         "Acquisition Proposal" means any proposal or offer relating to (a) any merger or consolidation, or any sale or license of substantial assets, or similar transactions involving the Company, or (b) sales or issuances by the Company of any Company Capital Stock (including, without limitation, in an equity financing or by way of a tender offer or an exchange offer), other than issuances upon exercise of options outstanding as of the date of this Agreement or issuances of restricted stock as set forth in Schedule 2.12.

         "Affiliate" means any Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

         "Agreement" has the meaning defined in Section 1.3.

         "Blue Sky Law" means any securities law of any state.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banks in California are closed.

         "California Law" means the California General Corporation Law, as amended.

         "Certificate" means a certificate which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock.

         "Certificate of Merger" has the meaning set forth in Section 1.3.

         "Closing" has the meaning defined in Section 1.3.

         "Closing Date" has the meaning defined in Section 1.3.

         "Closing Date Payment Schedule" has the meaning defined in Section 6.3(c).

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Per Share Cash Amount" means the quotient obtained by dividing
(A) the Merger Consideration, by (B) the difference between (x) the Diluted Common Share Number, and (y) the number of shares subject to all Vested Company Stock Options.

          "Company Board" means the Board of Directors of the Company.

         "Company Business" means all activities conducted by the Company in the design, development, manufacture, production, testing, marketing, licensing, distribution, and sale of any product or service (including products and services under development) of the Company.

         "Company Capital Stock" means Company Common Stock.


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

         "Company Common Stock" means common stock of the Company, par value $0.001.

         "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" or with respect to which the Company or any Affiliate has or may have any liability or obligation.

         "Company Financials" means (i) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows as of and for the eleven month period ended November 30, 2005 for the Company (the "Most Recent Financial Statements"); (ii) the unaudited consolidated balance sheets as of December 31, 2004 and 2003 and related statements of income and cash flows for the years then ended for the Company; and (iii) the unaudited consolidated balance sheet of the Company as of December 31, 2005 (the "December 2005 Balance Sheet").

         "Company Intellectual Property Rights" means Intellectual Property Rights that the Company claims to own or exclusively license.

         "Company Optionholders" means the holders of Company Stock Options that are outstanding as of immediately prior to the Effective Time.

         "Company Option Plan" means the Cyclades Corporation 2001 Stock Plan.

         "Company Registered Intellectual Property Rights" means Registered Intellectual Property Rights owned by, filed in the name of, applied for by, or subject to a valid obligation of assignment to the Company.

         "Company Schedules" has the meaning defined in the preamble to Article II.

         "Company Shareholder" means a shareholder of record of the Company immediately prior to the Effective Time, as determined in accordance with the stock transfer records of the Company.

         "Company Shareholder Vote" has the meaning defined in Section 5.2.

         "Company Stock Option" means any stock option to purchase Company Capital Stock issued pursuant to the Company Option Plan or otherwise, whether or not Vested, that is outstanding immediately prior to the Effective Time.

         "Company Stock Right" means any subscription, option, warrant, equity security, partnership interest or similar ownership interest, call, right (including preemptive right), commitment or agreement of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of capital stock, partnership interest or similar ownership interest of the Company or obligating the Company to grant or enter into any of the foregoing arrangements or agreements.

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

         "Confidentiality Agreement" has the meaning defined in Section 5.6.

         "Conflict" has the meaning defined in Section 2.5.

         "Contract" means any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect.

         "Current Balance Sheet" means the audited consolidated balance sheet of the Company as of November 30, 2005.

         "Delaware Law" means the Delaware General Corporation Law.

         "Diluted Common Share Number" means, as of immediately prior to the Effective Time, the sum of (A) the number of shares of Company Common Stock outstanding and (B) the number of shares of Company Common Stock underlying outstanding Vested Company Stock Options (including any Company Stock Options which become Vested as a result of the Merger).

         "Dissenting Shareholder" means a holder of Dissenting Shares.

         "Dissenting Shares" has the meaning defined in Section 1.8(a).

         "DOL" means the Department of Labor.

         "Effective Time" has the meaning defined in Section 1.3.

         "Employee" means any current, former, or retired employee, consultant, or director of the Company or any Affiliate.

         "Employee Agreement" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract or understanding between the Company any Affiliate and any Employee.

          "Environmental Law" means any applicable federal, state, local or foreign law (including common law), European Union directive, statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or employee health and safety, in each case as amended to date.

         "Environmental Permit" means any environmental approval, permit, license, clearance or consent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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

         "Equipment" has the meaning defined in Section 2.15(d).

         "Escrow Agent" means Synovus Trust Company, N.A., as escrow agent under the Indemnification and Escrow Agreement, or any alternative successor agent which (A) shall be designated by Parent and the Company if designated prior to Closing and (B) shall be designated in accordance with the terms of the Indemnification and Escrow Agreement if designated after Closing.

         "Escrow Amount" has the meaning defined in Section 1.7(b).

         "Escrow Termination Date" has the meaning defined in Section 7.1(a).

         "Excess Payments" has the meaning defined in Section 1.8(d).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" has the meaning defined in Section 1.9.

         "FMLA" means the Family Medical Leave Act of 1993, as amended.

          "FTC" means the United States Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Entity" means any:

                  (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, provincial, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Material" has the meaning defined in Section 2.23.

         "Hazardous Materials Activities" has the meaning defined in Section
2.23.

         "HSR Act" means the Hart Scott Rodino Anti-trust Improvements Act of 1976, as amended.

         "Information Statement" has the meaning defined in Section 2.29.

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         "Intellectual Property" means all intellectual property, regardless of form, including without limitation: (1) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings ("Works of Authorship"); (2) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items ("Inventions"); (3) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features ("Trademarks"); and (4) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques ("Confidential Information").

         "Intellectual Property Rights" means all rights in, arising out of, or associated with Intellectual Property in any federal, state, local or foreign jurisdiction, including without limitation: (1) rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act ("Copyrights"); (2) rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act ("Patent Rights"); (3) rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act ("Trademark Rights"); (4) rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act ("Trade Secret Rights"); (5) rights in, arising out of, or associated with a person's name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity ("Personality Rights"); (6) rights of attribution and integrity and other moral rights of an author ("Moral Rights"); and (7) rights in, arising out of, or associated with domain names ("Domain Name Rights").

         "International Employee Plan" means each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

          "IRS" means the Internal Revenue Service.

          "Knowledge" -- an individual will be deemed to have "knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a reasonably prudent individual in such individual's position could reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting his or her duties. Parent will be deemed to have "knowledge" of a particular fact or other matter if an officer or director of Parent has knowledge (as defined above) of such fact or other matter. The Company will be deemed to have "knowledge" of a particular fact or other matter if an officer or director of the Company as set forth in Schedule 2.1(b) has knowledge (as defined above) of such fact or other matter.


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

         "Lease Agreement" means any lease, lease guaranty, sublease, agreement for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof.

         "Leased Real Property" means real property currently leased by the Company or otherwise used or occupied by the Company for the operation of the Company's business.

         "Legal Requirement" means any law, statute, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, directive, decree, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

         "Lien" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capitalized lease obligation or other title retention agreement, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Listed Contract" has the meaning defined in Section 2.17(b).

         "Material Adverse Effect on the Company" means any change, effect or circumstance that (i) is reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects or results of operations of the Company,
(ii) would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby, or (iii) would reasonably be expected to materially impair the ability of Parent to operate the business of the Company immediately after the Closing, excluding, in each case, any such change, effect or circumstance resulting solely from (A) changes or conditions generally affecting the industries or segments in which the Company operates and not uniquely related to the Company, (B) changes in general economic, market or political conditions not uniquely related to the Company, (C) the Company's compliance with its obligations pursuant to this Agreement, or (D) the execution, announcement or pendency of the Merger, this Agreement or the transactions contemplated hereby; provided, however, that the Company shall bear the burden of proof in a proceeding with regard to establishing that the Material Adverse Effect on the Company resulted solely from the direct effect of one of the events described in clauses (A) through (D) above.

         "Merger" has the meaning defined in Section 1.2.

         "Merger Consideration" means $90,000,000, less (i) any outstanding principal and accrued interest related to notes payable to Company Shareholders as of the Closing pursuant to Section 6.2(f), (ii) the Option Cash Payment Amount, (iii) the amounts payable under the Merger Bonus Plan pursuant to
Section 6.2(d), (iv) any Transaction Expenses in excess of $1,000,000 and payable by Parent pursuant to Section 9.2(b), and (v) any Transaction Expenses in excess of $2,000,000 and payable by Parent pursuant to Section 9.2(c).

         "Merger Sub Common Stock" means each share of Common Stock, $0.001 par value per share, of Merger Sub.

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

         "Multiemployer Plan" means any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA.

         "Net Worth" has the meaning set forth in Section 2.7(e).

         "Option Cash Payment Amount" has the meaning set forth in Section 5.4.

         "Ordinary Course of Business" means an action taken by a Person only if: (A) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
(B) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (C) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in substantially similar lines of business as such Person.

         "Parent '34 Act Reports" has the meaning defined in Section 3.4.

         "Parent Common Stock" means common stock of Parent, $0.001 par value per share.

         "Parent Schedules" has the meaning defined in the preamble to Article III.

         "Parent Stock Option" means a stock option to purchase Parent Common Stock.

         "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

         "PIIA" means the Company's standard form of proprietary information, invention assignment and confidentiality agreement.

         "Potential 280G Benefits" has the meaning defined in Section 6.3(m).

         "Principal Shareholders" means Daniel Dalarossa and John Lima.

         "Registered Intellectual Property Rights" means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any state, government, or other public legal authority at any time in any federal, state, local or foreign jurisdiction, including without limitation all applications, reissues, divisions, re-examinations, renewals, extensions, provisional applications, continuations, and continuations-in-part associated with Patent Rights.


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

         "Returns" means federal, state, local and foreign tax returns, estimates, information statements and reports.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Statement of Expenses" has the meaning defined in Section 9.2.

         "Supplemental Statement of Expenses" has the meaning defined in Section 9.2.

         "Surviving Corporation" has the meaning defined in Section 1.2.

         "Tax" or, collectively, "Taxes" means (a) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (c) any liability for the payment of any amounts of the type described in clauses
(a) or (b) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "Transaction Expenses" has the meaning set forth in Section 9.2.

         "Undisclosed Excess Expense Amount" has the meaning set forth in
Section 9.2.

         "Vest" or "Vesting" means with respect to an option, such option becoming freely exercisable without subsequent risk of forfeiture of shares exercised, such cash becoming released from the applicable risk of forfeiture or divestment or repurchase right; and "Vested" refers to the portion of shares underlying an option which is exercisable.

         "Voting Agreement" has the meaning defined in the recitals to this Agreement.

         1.2 The Merger. At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.3 Effective Time; Closing. Subject to the provisions of this Agreement, the Parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger and related officers' certificates (or like instrument) with the Secretary of State of the State of California in accordance with the relevant provisions of California Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, Washington on the date that all of the conditions to closing are satisfied or waived in accordance with Article VI, or at such other time, date and location as the Parties hereto agree in writing (the "Closing Date").

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

         1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Articles of Incorporation; Bylaws.

         (a) At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in its entirety so that they are identical to the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such articles of incorporation of the Surviving Corporation.

         (b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended in their entirety so that they are identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, until thereafter amended.

         1.6 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

         1.7 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of the Company Common Stock, the following shall occur:

         (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares and any shares of Company Common Stock to be canceled pursuant to Section 1.7(c), will be canceled and extinguished and automatically converted (subject to Section 1.7(f)), and subject further to the conditions set forth below and throughout this Agreement, including without limitation, the provisions of the Indemnification and Escrow Agreement attached hereto as Exhibit B, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond in the manner provided in Section 1.11), into the right to receive an amount of cash equal to the Common Per Share Cash Amount, without interest; provided, that, with respect to shares of Company Common Stock outstanding at the Closing Date, a portion of the cash into which such shares shall be converted shall be deposited into escrow pursuant to the provisions of the Indemnification and Escrow Agreement.

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

         (b) Establishment of Escrow Fund. On the Closing Date, $15,000,000 (the "Escrow Amount"), will, without any act of either Principal Shareholder, and in accordance with the provisions of the Indemnification and Escrow Agreement attached hereto as Exhibit B, be deposited with the Escrow Agent by Parent to secure the obligations set forth in Article VII hereof and in the Indemnification and Escrow Agreement. Such amount is referred to herein as the "Escrow Fund" and will be governed by the terms of the Indemnification and Escrow Agreement. Notwithstanding Sections 1.7(a) and 1.7(c), the amount of Merger Consideration payable to each Principal Shareholder on the Closing Date will be reduced by fifty (50%) of the Escrow Amount.

         (c) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (d) Stock Options. At the Effective Time, all outstanding Company Stock Options shall be treated in accordance with Section 5.4 hereof.

         (e) Capital Stock of Merger Sub. The Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

         (f) Fractional Shares. No fraction of a cent of Merger Consideration will be issued or paid by virtue of the Merger. Instead, any fraction of a cent of Merger Consideration that would otherwise be received by a holder of Company Common Stock pursuant to Section 1.7(a) shall be aggregated and any remaining fraction of a cent will be rounded down to the nearest whole cent.

         1.8 Dissenting Shares.

         (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Company Capital Stock that have not been voted for approval of the Merger and with respect to which such shareholders become entitled to exercise dissenters' rights in accordance with Chapter 13 of California Law ("Dissenting Shares"), will not be converted into or represent a right to receive consideration in connection with the Merger pursuant to Section 1.7, but will instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law.

         (b) If a Dissenting Shareholder withdraws such holder's demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Closing or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, that portion of the Merger Consideration, without interest thereon, into which such Dissenting Shares would have been converted pursuant to Section 1.7(a).

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

         (c) The Company will give Parent and Merger Sub prompt notice of any written demands or withdrawals of dissenters' rights with regard to Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to any demands for dissenters' rights. The Company agrees that, except with the prior written consent of Parent and Merger Sub, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such exercise of dissenters' rights. Each Dissenting Shareholder who, pursuant to Chapter 13 of California Law, becomes entitled to payment of the fair value of the Dissenting Shares will receive payment therefor (but only after the value therefor has been agreed upon or finally determined pursuant to such provisions).

         (d) To the extent that Parent or the Surviving Corporation (i) makes any payment or payments to any Dissenting Shareholder(s) for Dissenting Shares pursuant to Chapter 13 of California Law in excess of the value such Dissenting Shareholder(s) would have received in the Merger for such Dissenting Shares or
(ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payment for such shares), such amounts shall constitute "Excess Payments." Each of Parent and the Company agree that the amount of the Excess Payments shall constitute Losses and, without regard for the limitations set forth in the Indemnification and Escrow Agreement, Parent shall be entitled to recover such amount from the Escrow Fund.

         1.9 Surrender of Certificates.

         (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") in the Merger.

         (b) Parent to Provide Cash. At Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the cash payable pursuant to Section 1.7 (subject to the escrow provisions of Section 1.7(b)) in exchange for outstanding shares of Company Capital Stock.

         (c) Exchange Procedures. Promptly following the Closing (and in any event, no later than three (3) Business Days after the Effective Time), Parent shall cause the Exchange Agent to deliver to each holder of record (as of the Effective Time) of a Certificate or Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 1.7: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor (subject in each case to the escrow provisions of Section 1.7(b)) the amount of cash into which their shares of Company Common Stock were converted at the Effective Time, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the amount of Merger Consideration into which such shares of Company Common Stock shall have been so converted.

         (d) Distributions With Respect to Unexchanged Shares. Subject to applicable law, as soon as practicable, but in any event no later than three (3) Business Days after surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, in exchange therefor, without interest, Merger Consideration paid.

         (e) Transfers of Ownership. If Merger Consideration is to be paid in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance and payment thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of Merger Consideration in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

         (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.9, neither the Exchange Agent, Parent, the Surviving Corporation nor any Party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 No Further Ownership Rights in Company Capital Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Merger Consideration into which the shares of Company Capital Stock represented by such Certificates were converted pursuant to Section 1.7; provided, that as a condition precedent to the payment of such cash, the owner of such lost, stolen or destroyed Certificates must deliver a bond in such sum as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the current officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

         1.13 Tax Consequences. Parent makes no representation or warranty to the Company or to any securityholder of the Company regarding the tax treatment of the Merger, or any of the tax consequences to the Company or any securityholder of the Company relating to the Merger, this Agreement, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that it and its securityholders are relying solely on their own tax advisors in connection with the Merger, this Agreement and the other transactions and agreements contemplated hereby.

         1.14 Unclaimed Merger Consideration. Any portion of the Merger Consideration delivered and made available to the Exchange Agent pursuant to this Article I and not exchanged for Company Common Stock pursuant to Section
1.9 within six (6) months after the Effective Time above shall be returned by the Exchange Agent to Parent, which thereafter shall act as Exchange Agent subject to the rights of holders of unsurrendered Certificates under this
Article I. Thereafter, subject to abandoned property, escheat and other similar laws, such holders shall be entitled to look to Parent and the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them, and if Parent or the Surviving Corporation shall remit any portion of such Merger Consideration to any state in compliance with such applicable laws, such holders shall be entitled to look only to such state for payment of such Merger Consideration and not to Parent or the Surviving Corporation.

                                   Article II
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                             PRINCIPAL SHAREHOLDERS

         As of the date hereof and as of the Closing Date (except where the representation or warranty is expressly made as of another date, in which case such representation or warranty is made only as of such other date), the Company and each of the Principal Shareholders, severally but not jointly, hereby represent and warrant to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter, dated as of the date hereof, and certified by a duly authorized officer of the Company (the "Company Schedules"), which exceptions shall specifically identify the Section, subsection, paragraph and clause hereof to which such exception relates and other Sections, subsections, paragraphs and clauses hereof to the extent it is clearly apparent that such exceptions are applicable to such representations and warranties, as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except for such failures to be so duly qualified or licensed or in good standing that would not reasonably be expected to have a Material Adverse Effect on the Company. Schedule 2.1(a) sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its assets and properties, or conducts business or has employees or engages independent contractors. The Company has full corporate power and authority to carry on its business as now being conducted and as currently proposed to be conducted, and to own and use the properties owned and used by it. Schedule 2.1(b) lists the directors and officers of the Company as of the date of this Agreement. The Company has delivered to Parent a true and correct copy of its Articles of Incorporation and Bylaws, each as amended through the date hereof and as are in full force and effect as of the date hereof.

         2.2 Company Capital Structure.

         (a) The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of Company Common Stock, seventy two million five hundred seventy three thousand nine hundred twenty five (72,573,925) shares of which are issued and outstanding. The Company Capital Stock is held of record as of the date of this Agreement by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock have been duly authorized, are validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to nor issued in violation of any preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or, except as set forth on Schedule 2.2(a), any agreement to which the Company is a party or by which it is bound. All of the outstanding shares of Company Capital Stock (including options and other rights to acquire shares of Company Capital Stock) have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. There are no undeclared or accrued but unpaid dividends with respect to any shares of Company Capital Stock.

         (b) The Company has reserved twelve million (12,000,000) shares of Company Common Stock for issuance to employees and consultants pursuant to the Company Option Plan, of which, as of the date of this Agreement, six million five hundred thirty three thousand three hundred seventy six (6,533,376) shares are subject to outstanding, unexercised Company Stock Options and four million eight hundred ninety two thousand six hundred ninety nine (4,892,699) shares remain available for future grant. Immediately prior to Closing, the Company intends to issue four million eight hundred ninety two thousand six hundred ninety nine (4,892,699) shares of Common Stock, subject to certain restrictions, as set forth on Schedule 2.2(b). Schedule 2.2(b) sets forth for each outstanding Company Stock Option the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent to which such option is vested to date. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth on Schedule 2.2(b) and as contemplated hereby, there are no voting trusts, proxies, or other understandings with respect to the voting stock of the Company. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Stock Options have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the sole record and beneficial owner of all Company Capital Stock and all rights to acquire or receive Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

         2.3 Subsidiaries. The Company does not have any Subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. As used in this Agreement, "Subsidiary" means any Person or Persons in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially own at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person.

         2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the shareholders of the Company, the Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement and the approval of the Merger by the shareholders of the Company. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and the Principal Shareholders, and assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the valid and binding obligation of the Company and the Principal Shareholders, enforceable against them in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         2.5 No Conflict. Subject only to the requisite approval of the Merger and this Agreement by the shareholders of the Company, the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with any provision of the Articles of Incorporation, Bylaws or charter documents of the Company, (ii) result in any violation or breach of or default under (with or without notice or lapse of time, or both) any Contract to which the Company or any of its properties or assets (whether tangible or intangible) is subject, (iii) give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Contract, or (iv) result in any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets (any such event described in (i), (ii), (iii), or (iv), a "Conflict"). The Company is in compliance with, and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, and the Company is not aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

         2.6 Consents; Shareholder Approval.

         (a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and related officer's certificates with the Secretary of State of the State of California, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6.

         (b) The only vote required of the shareholders of the Company to duly adopt this Agreement and duly approve the Merger is the affirmative vote of a majority of the outstanding shares of Company Capital Stock. The holders of Company Capital Stock, listed on Schedule 5.9, executing the Voting Agreements in the form attached as Exhibit A hereto concurrently with the execution hereof are the record holders of shares of Company Capital Stock sufficient to duly adopt this Agreement and duly approve the Merger.

         2.7 Financial Statements.

         (a) Schedule 2.7 sets forth the Company Financials. The Company Financials have been prepared in accordance with GAAP applied on a consistent basis as of the dates and for the periods covered thereby, except that the Company Financials do not contain footnotes.

         (b) The Company Financials fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

         (c) Schedule 2.7(c) lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by the Company since January 1, 2003.

         (d) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that: (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's consolidated assets; (iii) access to the assets of the Company is permitted only in accordance with management's authorization; (iv) the reporting of the assets of the Company is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Since January 1, 2003 there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

         (e) The Company's Net Worth as of December 31, 2005 is not less than $8,000,000, as determined in accordance with United States generally accepted accounting principles. For purposes of this Section 2.7(e), "Net Worth" means total assets less total liabilities, both as set forth on the Company's consolidated balance sheet as of a certain date.

         2.8 Books and Records. The books of account, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section).

         2.9 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, or other, other than those that, (a) have been reflected in the Current Balance Sheet, or
(b) have arisen in the ordinary course of business consistent with past practices since the date of the Current Balance Sheet and that are not, individually or in the aggregate, material to the Company.

         2.10 Accounts Receivable. The Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown in the Most Recent Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserves reflected in the Current Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred and twenty days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 2.10 contains a complete and accurate list of all Accounts Receivable as of the date of the Current Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         2.11 Inventory. All inventory of the Company, whether or not reflected in the Most Recent Financial Statements or the Current Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down in accordance with GAAP applied on a consistent basis to net realizable value in the Most Recent Financial Statements or the Current Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis in accordance with GAAP applied on a consistent basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

         2.12 No Changes. Since the date of the Current Balance Sheet, there has not been, occurred or arisen any:

         (a) commitment or transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

         (b) amendment or change to the Articles of Incorporation, Bylaws or other organizational documents, as the case may be, of the Company;

         (c) change in the Company's authorized capital structure;

         (d) capital expenditures, lease commitments or capital commitments by the Company, either individually exceeding $50,000 or in the aggregate exceeding $100,000;

         (e) payment, discharge or satisfaction by the Company, in any amount in excess of $50,000 in any one case or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

         (f) destruction of, damage to or loss of any assets (whether tangible or intangible) (whether or not covered by insurance), any business or any customer of the Company in excess of $100,000 in the aggregate;

         (g) claim of wrongful discharge or other unlawful labor practice or action asserted against the Company;

         (h) revaluation by the Company of any of their respective assets (whether tangible or intangible);

         (i) event or condition that has had a Material Adverse Effect on the Company;

         (j) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, including, but not limited to, any change made in accordance with GAAP;

         (k) change in any election with respect to Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, filing of a Tax Return or amendment or change of any Tax Return;

         (l) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock, or any split, combination or reclassification in respect of any Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Capital Stock, or any direct or indirect redemption, repurchase or other acquisition by the Company of any of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the Company Option Plan;

         (m) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a severance payment, termination payment, change in control payment, bonus or other additional salary or compensation to any such Person except as otherwise contemplated by this Agreement;

         (n) termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound other than in the ordinary course of business consistent with past practices;

         (o) sale, lease, license or other disposition of any of the assets (tangible or intangible) or properties of the Company other than in the ordinary course of business consistent with past practices;

         (p) loan by the Company to or capital investment in any Person, incurring by the Company of any indebtedness for borrowed money, guaranteeing by the Company of any indebtedness for borrowed money, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

         (q) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

         (r) commencement or settlement of any lawsuit by the Company, or commencement, settlement, notice or threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

         (s) notice of any claim or potential claim of ownership by a third party of the Company Intellectual Property or of infringement by the Company of any third party's Intellectual Property Rights or Intellectual Property;

         (t) issuance or sale, or contract or agreement to issue or sell, by the Company of any of shares of Company Capital Stock or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except for, in the case of the Company, issuances of Company Capital Stock upon the exercise of Company Stock Options outstanding as of the date of the Current Balance Sheet;

         (u) (i) transfer or license to or from any Person any Intellectual Property Rights (including any Company Intellectual Property) or entry into or amendment of any agreement with any Person regarding any Intellectual Property Rights (including any Company Intellectual Property), (ii) agreement with respect to the development of any Intellectual Property with a third party or amendment of any such agreement, or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property or Intellectual Property Rights to the Company;

         (v) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or services of the Company or Company Intellectual Property;

         (w) failure to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or

         (x) agreement by the Company or any officer or employee on behalf of the Company to do any of the things described in the preceding clauses (a) through (w).

         Notwithstanding the foregoing, this Section 2.12 shall not limit in any way the obligations of the Company to make payments in accordance with Section
9.2 hereof.

         2.13 Tax and Other Returns and Reports.

         (a) Tax Returns and Audits.

                  (i) The Company has prepared and timely filed or caused to be prepared and filed all required Returns relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law.

                  (ii) The Company has paid all Taxes it is required to pay and has withheld or paid with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld or paid.

                  (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination. No claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction.


                  (v) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                  (vi) The Company has made available to Parent or its legal counsel copies of all Returns for the Company filed for all periods since its inception.

                  (vii) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (viii) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the assets of the Company.

                  (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (x) The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (b) never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement, (c) no liability for the Taxes of any person (other than Company) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law, and including any arrangement for group relief within a jurisdiction or similar arrangement), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                  (xi) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xii) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any Taxing authority to the Company or any representative thereof.

                  (xiii) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

                  (xiv) The Company has not engaged in a "reportable transaction," as set forth in Treas. Reg. ss.1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a listed transaction as set forth in Treas. Reg. ss.1.6011-4(b)(2).

                  (xv) The Company is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

                  (xvi) The Company is and has at all times been resident for Tax purposes in its country of incorporation or formation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). The Company is not subject to Tax in any jurisdiction other than its place of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that jurisdiction, except for income earned from services for which any income tax is satisfied through withholding. The Company is not liable for any tax as the agent of any other person or business and does not constitute a permanent establishment or other place of business of any other person, business or enterprise for any Tax purpose.

         (b) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including the provisions of this Agreement, covering any employee or service provider or former employee or service provider of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code. The Company does not: (1) have more than 100 shareholders; (2) have as a shareholder any person who is not either an individual, an estate, or a trust described in Code Section 1361(c)(2); and (3) have more than one class of stock within the meaning of Code Section 1361(b)(1)(D). The Company is not a financial institution, an insurance company, a corporation to which an election applies under Code Section 936 or a DISC or former DISC, as described in Code Section 1361(b)(2).

         2.14 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology (including any Company Intellectual Property) or products, or from providing services to, customers or potential customers, or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.15 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

         (a) Except as set forth on Schedule 5.15, the Company does not own any real property, nor has the Company ever owned any real property. Schedule 2.15 sets forth a list of all Leased Real Property, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease.

         (b) The Company has provided Parent true, correct and complete copies of all Lease Agreements, and there are no other Lease Agreements for real property affecting the real property or to which the Company is bound other than those identified in Schedule 2.15. All Lease Agreements are in full force and effect, are valid and enforceable in accordance with their respective terms and there is not any existing default or event of default by the Company, no rentals are past due, and no circumstance exists, which, with notice, the passage of time, or both, could constitute a default by the Company under any such Lease Agreement. The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or the Surviving Corporation to the continued use and possession of the real property for the conduct of business as presently conducted.

         (c) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

         (d) Schedule 2.15(d) lists all items of equipment (the "Equipment") owned or leased by the Company, and such Equipment taken as a whole is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         2.16 Intellectual Property.

         (a) Ownership. The Company owns or is the exclusive licensee of the Company Intellectual Property Rights. The Company has no Knowledge of any third parties that claim to own or exclusively license any Company Intellectual Property Rights.

         (b) Employee Invention Assignment and Confidentiality Agreements. The Company has provided Parent with the Company's PIIA. The Company has a policy requiring each employee to execute a PIIA and all current and former employees of the Company have executed a PIIA.

         (c) Validity and Enforceability. The Company Intellectual Property Rights are valid and enforceable. The Company has no Knowledge of any facts or circumstances that could affect the validity or enforceability of any Company Intellectual Property Rights.

         (d) Restrictions. The Company may exercise, transfer, or license the Company Intellectual Property Rights owned by the Company without restriction or payment to a third party.

         (e) Obligations. The Company is not obligated to transfer or license any Company Intellectual Property Rights, or any Intellectual Property Rights later obtained by the Company, to a third party.

         (f) Confidential Information. The Company takes reasonable steps to maintain the secrecy of Confidential Information from which the Company derives independent economic value, actual or potential, from the Confidential Information not being generally known.

         (g) Company Registered Intellectual Property Rights. Schedule 2.16(g)
(i) lists all Company Registered Intellectual Property Rights; (ii) identifies all third parties that share rights to the Company Registered Intellectual Property Rights with the Company, including without limitation joint owners and co-applicants; and (iii) lists all actions that must be taken by the Company within 120 days of the Closing Date to maintain the validity or enforceability of the Company Registered Intellectual Property Rights.

         (h) Licenses to Company Intellectual Property Rights. Schedule 2.16(h) lists all (i) exclusive licenses and rights to the Company Intellectual Property Rights granted by the Company; and (ii) material, non-exclusive licenses and rights to the Company Intellectual Property Rights granted by the Company. The Company has no Knowledge of any breach of the agreements relating to the grant of these licenses and rights.

         (i) Licensed Intellectual Property Rights. Schedule 2.16(i) lists all Registered Intellectual Property Rights that the Company licenses from third parties for use in the conduct of the Company Business. The Company has no Knowledge of any breach of the agreements relating to the grant of these licenses and rights.

         (j) Sufficiency to Conduct Business. The Company has sufficient rights to all Intellectual Property and Intellectual Property Rights used in or necessary for the conduct of the Company Business as it currently is conducted and as it is currently planned or contemplated to be conducted by the Company.

         (k) Infringement by Company. The conduct of the Company Business does not, and will not when conducted by the Parent in substantially the same manner following the Closing, infringe, misappropriate, or otherwise violate the Intellectual Property Rights of a third party. The Company has not received notice of a claim that the conduct of the Company Business infringes, misappropriates, or otherwise violates the Intellectual Property Rights of a third party.

         (l) Infringement of Company Intellectual Property Rights. The Company has no Knowledge of any infringement or misappropriation of the Company Intellectual Property Rights.

         (m) Effect on Parent. Neither this Agreement nor the completion of the transactions contemplated by this Agreement will, by virtue of the Contracts entered into by the Company, result in any of the following to the extent that the following would not have occurred in the absence of this Agreement or the completion of the transactions contemplated by this Agreement: (i) Parent granting to any third party any right to any Intellectual Property Rights owned by or licensed to Parent; (ii) Parent becoming bound by or made subject to any non-compete or other restriction on the operation or scope of its businesses; or
(iii) Parent being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent prior to the Closing.

         2.17 Agreements, Contracts and Commitments.

         (a) Except as set forth on Schedule 2.17(a), the Company is not a party to, nor is it bound by:

                  (i) any agreement under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) any agreement between the Company and any shareholder of the Company (other than in their capacity as such);

                  (iii) any agreement containing a "most favored nation" pricing clause granted by the Company;

                  (iv) any agreement granting an exclusive license to any Company Intellectual Property or creating exclusive distribution rights;

                  (v) any agreement of indemnification or guaranty other than agreements entered into in the ordinary course of business in connection with the sale of goods or services;

                  (vi) any employment, consulting or sales agreement, contract or commitment with an individual employee, consultant or salesperson, or with a firm or other organization;

                  (vii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (viii) any fidelity or surety bond or completion bond;

                  (ix) any lease of personal property having a value in excess of $50,000 individually or $100,000 in the aggregate;

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 individually or $100,000 in the aggregate;

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business consistent with past practices;

                  (xii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (xiii) any purchase order or contract for the purchase of materials involving in excess of $50,000 individually or $100,000 in the aggregate;

                  (xiv) any dealer, distribution, joint marketing, joint venture or development agreement, strategic alliance, or any other agreement (noncompete or otherwise) that reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property by the Company, the conduct of business by the Company, or the manufacture, sale, licensing or distribution by the Company of any product, service, Intellectual Property or Intellectual Property Right in any manner, or otherwise limiting the freedom of the Company to engage in any line of business or compete with any Person;

                  (xv) any sales representative, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor agreement, or other agreement for use or distribution of the Company's products, technology or services; or

                  (xvi) any other agreement, contract or commitment that involves $50,000 individually or $100,000 in the aggregate or more and is not cancelable by the Company without penalty within thirty (30) days.

         (b) The Company has delivered to Parent a correct and complete copy of each written agreement (as amended through the date of this Agreement) listed in
Schedule 2.17(a). The Company has not breached, violated or defaulted under, nor received notice that it has breached, violated or defaulted under, nor has any event occurred that would constitute a breach, violation or default with the lapse of time, the giving of notice, or both, under any of the terms or conditions of any agreement, contract or commitment required to be set forth in
Schedule 2.17(a) or Schedule 2.16 (any such agreement, contract or commitment, a "Listed Contract"). Each Listed Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

         2.18 Interested Party Transactions. No officer, director or shareholder of the Company (nor any affiliate of any of the foregoing), has, directly or indirectly, (i) an economic interest in any entity which furnished or sold or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract set forth in Schedule 2.17(a); provided, however, that in the case of a publicly traded corporation, ownership of no more than one percent (1%) of the outstanding voting stock of such corporation, or, in the case of an entity which is not a publicly traded corporation, ownership of no more than ten percent (10%) of the outstanding voting stock of such other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18. There are no agreements, contracts, or commitments with regard to contribution or indemnification between the Company and any shareholder of the Company or among any of the shareholders of the Company.

         2.19 Compliance with Laws. The Company is in compliance with, and has not received any notices of violation with respect to, any Legal Requirement which is operative as of the date of this Agreement, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against the Company by any Governmental Entity alleging any failure to so comply. The Company has all licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are necessary or appropriate for the operations of the Company as they are currently conducted and currently proposed to be conducted.

         2.20 Litigation; Proceedings. There is no action, suit, claim or proceeding of any nature pending or threatened against the Company, any of its assets or properties (tangible or intangible) or any of its officers or directors, in their respective capacities as such, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened against the Company or any of its assets or properties (tangible or intangible) or against any of its officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. Schedule 2.20 sets forth, with respect to any pending or threatened action, suit, proceeding (including any proceeding relating to Company Registered Intellectual Property Rights) or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has challenged or questioned in a writing delivered to the Company or otherwise brought to the attention of the Company the legal right of the Company to conduct its operations as presently conducted or as presently contemplated to be conducted.

         2.21 Insurance. The Company has delivered or made available to Parent copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company or any of its affiliates is a party, a named insured, or otherwise the beneficiary of coverage. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its affiliates, there is no claim by the Company or any of its affiliates pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.22 Minute Books. The minute books of the Company made available to counsel for Parent contain a reasonably accurate summary of each meeting of directors (or committees thereof) or shareholders of the Company and actions by written consent of the directors or shareholders of the Company between the time of incorporation of the Company and the date hereof.

         2.23 Environmental Matters.

         (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained, in an amount requiring investigation or remediation under any Environmental Laws. Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to result in liability to the Company, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         (c) Permits. The Company currently holds all Environmental Permits necessary for the conduct of the Company's Hazardous Material Activities as such activities are currently being conducted and as currently contemplated to be conducted.

         (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company has no Knowledge of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.24 Brokers' and Finders' Fees. Except as set forth on Schedule 2.24, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for fees payable pursuant to the engagement letter with Jefferies Broadview, a division of Jefferies & Company, Inc., as described in more detail on Schedule 2.24.

         2.25 Employee Matters and Benefit Plans.

         (a) Schedule 2.25(a) contains an accurate and complete list of each Company Employee Plan (including each International Employee Plan), and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan (including any International Employee
Plan), or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan (including any International Employee Plan), or Employee Agreement.

         (b) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying or relating to each Company Employee Plan (including each International Employee Plan), and each Employee Agreement including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination opinion, notification and advisory letters, all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports and prospectuses prepared in connection with each Company Employee Plan.

         (c) Employee Plan Compliance. Except as set forth on Schedule 2.25(c),
(i) the Company and its Affiliates have performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (x) has received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, (y) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, and (z) has experienced no event, condition or circumstance that has already affected or is likely to adversely affect such Plan's qualified status; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending or threatened, or, to the Knowledge of the Company, anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company, or any Affiliate (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Affiliate has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

         (d) Pension Plans. Neither the Company nor any Affiliate now, nor has ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         (e) Multiemployer and Multiple Employer Plans. At no time has either the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, to any plan described in Section 413 of the Code or to any "funded welfare plan" within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

         (f) No Post-Employment Obligations. Except as set forth in Schedule 2.25(f), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

         (h) Past Acquisitions. Neither the Company nor any Affiliate is currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Employee.

         (i) Effect of Transaction.

                  (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or any "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

         (j) Employment Matters. The Company (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has, in all material respects, withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or, to the Knowledge of the Company, reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. Neither the Company nor any Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor other rather than as an employee, or with respect to any employee leased from another employer.

         (k) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has never engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

         (l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

         (m) Section 409A. Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-l, and all proposed regulations under Section 409A of the Code. No nonqualified deferred compensation plan has been materially modified (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

         2.26 Customers. Schedule 2.26 lists all Contracts with customers, distributors and agents involving payments in excess of $50,000 during any calendar year from and after January 1, 2003 until the date of this Agreement, relating to the products manufactured and services performed by or for the Company. No fact exists which would cause, or would be reasonably likely to cause, the termination of an ongoing relationship with any customer, representative or agent of the Company.

         2.27 Transaction Expenses. Schedule 2.27 provides an accurate and complete detailed list of all Transaction Expenses incurred by or on behalf of the Company on or prior to the date of this Agreement, and all Transaction Expenses that will become payable with respect to services performed for the Company on or prior to the date of this Agreement.

         2.28 Representations Complete. None of the representations or warranties made by the Company in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.29 Information Statement. The information included in the information statement and form of written consent for the Company Shareholders to approve this Agreement and the Merger (such information statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed or delivered to the Company Shareholders, the "Information Statement") shall not, at the time the Information Statement is mailed to the Company Shareholders and at all times subsequent thereto (through and including the Closing Date), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information relating to Parent which is contained in the Information Statement.

                                  Article III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         As of the date hereof and as of the Closing Date (except where the representation or warranty is expressly made as of another date, in which case such representation or warranty is made only as of such other date), Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter, dated as of the date hereof, and certified by a duly authorized officer of Parent (the "Parent Schedules"), which exceptions shall specifically identify a Section, subsection, paragraph or clause of a single Section or subsection hereof, as applicable, to which such exception relates and other Sections, subsections, paragraphs and clauses hereof to the extent it is clearly apparent that such exceptions are applicable to such representations and warranties, as follows:

         3.1 Organization of Parent and Merger Sub. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Parent has full corporate power and authority to carry on its business as now being conducted and as currently proposed to be conducted, and to own and use the properties owned and used by it. Since the date of its incorporation, Merger Sub has not conducted any business except as otherwise contemplated by this Agreement.

         3.2 Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share.

         3.3 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no further action is required on the part of Parent or Merger Sub to authorize the Agreement and the Merger and the other transactions contemplated hereby. This Agreement and the Merger have been approved by the Board of Directors of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.4 '34 Act Reports.

         (a) Parent's reports filed with the Securities and Exchange Commission under the Exchange Act since December 31, 2004 (the "Parent ?34 Act Reports")
(i) are all the reports required to be filed by Parent during such period, (ii) have been prepared in accordance with the requirements of the Exchange Act and filed on a timely basis, and (iii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         3.5 No Conflict; Consents. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby, will not result in a Conflict with (i) any provision of the certificate or articles of incorporation or bylaws of Parent or Merger Sub, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Parent or Merger Sub or any of its properties (whether tangible or intangible) or assets, in each case except where the Conflict would not materially and adversely affect the ability of Parent to consummate the Merger. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, is required by, or with respect to, Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and related officer's certificates with the Secretary of State of the State of California, (ii) the filing of a current report on Form 8-K as described in Section 5.7 herein, (iii) the regulatory filings and notifications described in Section 5.8 herein, (iv) such other consents, waivers, authorizations, filings, approvals and registrations as have already been obtained, and (v) any of the above-listed items which if not performed or obtained would not materially and adversely affect the ability of Parent to consummate the Merger.

                                   Article IV
                    CONDUCT PRIOR TO CLOSING; NONSOLICITATION

         4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each Principal Shareholder agrees to cause the Company to the extent the same is within such Principal Shareholder's control (except to the extent that Parent shall otherwise consent in writing) to carry on the Company's business in the Ordinary Course of Business, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any Material Adverse Effect on the Company.

         4.2 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date hereof and the Closing Date, the Company will not, without the prior written consent of Parent, take any affirmative action, or fail to take any action, as a result of which any of the changes or events listed in Section 2.12 is likely to occur.

         4.3 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and each Principal Shareholder will not, and the Company will cause its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (a) solicit, encourage, facilitate or induce submission of any Acquisition Proposal by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with, or that would reasonably be expected to facilitate, any Acquisition Proposal with respect to the Company. The Company will immediately cease, and cause its directors, officers, employees, representatives, investment bankers, agents and affiliates to cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company will within one Business Day of receipt
(a) notify Parent if, on or after the date of this Agreement, it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and each Principal Shareholder will not, and the Company will cause its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent). The Parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the Parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by the Company or any director, officer, employee, representative, investment banker, agent or affiliate thereof shall be deemed to be a breach of this Agreement by Company.

                                   Article V
                              ADDITIONAL AGREEMENTS

         5.1 Voting Agreements. Concurrently with the execution of this Agreement, the Company will cause the persons and entities listed on Schedule
5.1 of the Company Schedules to execute a Voting Agreement in the form attached hereto as Exhibit A, agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

         5.2 Shareholder Approval. As promptly as practicable after the execution of this Agreement and at such time as Parent may request, the Company shall use commercially reasonable efforts, in accordance with California Law and the Company's charter documents, to obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger (the "Company Shareholder Vote"). The Company shall solicit shareholder approval in compliance with California Law, the Company's charter documents and all other applicable Legal Requirements. The Company agrees to use commercially reasonable efforts and to take all action necessary or advisable to secure the necessary votes required by California Law to effect the Merger. Parent, promptly upon request by the Company, shall make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

         5.3 Information Statement. As soon as practicable after the execution of this Agreement and, in any event, within ten (10) Business Days after such date, the Company shall prepare, with the cooperation of Parent, the Information Statement and form of proxy for the Company Shareholders to approve this Agreement and the Merger. Parent and the Company shall each use its commercially reasonable efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing Party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or for compliance with applicable law. The Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents. The Information Statement shall contain the unanimous recommendation of the Company Board that the Shareholders approve this Agreement and the Merger and the conclusion of the Company Board that the terms and conditions of the Merger are fair and reasonable to the Company Shareholders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved in writing by Parent prior to such inclusion.

         5.4 Stock Options. All Company Stock Options shall accelerate and immediately become vested in full as of the date that is three (3) days prior to the Effective Time. Each outstanding Company Stock Option that is not exercised at or prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive, as consideration for cancellation of such Company Stock Option, an amount (the "Option Cash Payment Amount") equal to the product of (i) the number of shares of Company Capital Stock receivable upon a "cashless" exercise of such Company Stock Option, assuming such cashless exercise occurred by surrendering that number shares required to exercise such Company Stock option if the Merger Consideration were payable on the basis of the Diluted Common Share Number without any reduction for the Option Cash Payment Amount, and (ii) the number equal to the quotient of (a) the Merger Consideration (before subtraction of the Option Cash Payment Amount) and (b) the Diluted Common Share Number less the number of shares of Company Capital Stock that would be surrendered in a cashless exercise, as described above, provided, however, that the Company and Parent shall be entitled to deduct and withhold from such payment made to the Company Optionholder any federal and state income and employment-related taxes as required, in Parent's good faith judgment, by applicable law. The aggregate amount payable to a Company Optionholder shall be paid by Parent in accordance with Section 6.3(c). All Company Stock Options, to the extent not exercised prior to the Effective Time, shall terminate and be canceled as of the Effective Time and thereafter shall be of no further force or effect. The Company shall, prior to the Effective Time, take all action and give all notices necessary to effect the treatment of Company Stock Options contemplated by this Section 5.4.

         5.5 Access to Information. The Company shall afford Parent and its accountants, legal counsel and other representatives reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period prior to the Effective Time (a) all of the properties, books, Contracts, employee commitments and records of the Company and (b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company will authorize Parent and its accountants, legal counsel and other representatives to review the work papers of the Company's independent accountants, if available and subject to the consent of such independent accountants. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of financial statements regularly prepared in the ordinary course of business promptly upon request. In addition, during the period prior to the Effective Time, the Company shall furnish promptly to Parent all information concerning its business, properties and personnel as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

         5.6 Confidentiality. The Parties acknowledge that the Company and Parent have previously executed a bilateral non-disclosure agreement dated August 23, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

         5.7 Public Disclosure. Other than the issuance of a press release and the filing of a current report on Form 8-K by Parent announcing the signing of this Agreement, unless otherwise required by law or in order to comply with Sections 5.2 or 5.3 hereof (including, without limitation, securities laws or, as to Parent, by the rules and regulations of the Nasdaq National Market), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party hereto (other than disclosures to Company shareholders pursuant to Section 5.3) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. If any such press release or public announcement is so required, the Party making such disclosure shall consult with the other Party prior to making such disclosure, and the Parties shall use commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both Parties.

         5.8 Regulatory Filings; Commercially Reasonable Efforts. As soon as may be commercially reasonable, Parent and the Company each shall file with the FTC and the Antitrust Division of the DOJ Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the Parties. Parent and the Company each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the Parties may reasonably deem appropriate.

         5.9 Consents. The Company shall promptly apply for or otherwise seek and use commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation. All of such consents and approvals are set forth in Schedule 5.9.

         5.10 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

         5.11 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to the Merger and will promptly cooperate with and furnish information to any other Party hereto in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party will take all commercially reasonable actions to obtain (and will cooperate with the other Parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity required to be obtained or made by such Party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.12 Commercially Reasonable Efforts; Additional Documents and Further Assurances. Each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (d) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         5.13 Notification of Certain Matters.

         (a) The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and
(ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect any remedies available to the Party receiving such notice or affect the representations, warranties, covenants or agreements of the Parties or conditions to the obligation of the Parties under this Agreement.

         (b) The Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Parent or Merger Sub, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement and
(ii) any failure of the Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect any remedies available to the Party receiving such notice or affect the representations, warranties, covenants or agreements of the Parties or conditions to the obligation of the Parties under this Agreement.

         5.14 Financial Statements. Prior to Closing, the Company shall reasonably cooperate with and assist Parent and its independent auditors in the preparation of financial statements of the Company sufficient for the requirements of the U.S. Securities and Exchange Commission to enable Parent to timely comply with its reporting obligations under the U.S. federal securities laws following the Effective Time, including, but not limited to, providing certifications regarding the Company's financial statements as Parent may reasonably request to support certifications required by Rule 13a-14 and Rule 15d-14 of the Exchange Act regarding Parent's consolidated financial statements.

         5.15 Post Closing Covenants; General.

         (a) Further Assurances. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VII below).

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time involving the Company or (B) arising out of Parent's operation of the business of the Surviving Corporation following the Effective Time in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VII below).

         5.16 Automobiles. The Surviving Corporation shall assume the Company's obligation to purchase automobiles for certain employees listed on Schedule 5.16 who have worked with the Company for 10 years as of December 31, 2006; provided that such obligation shall be consistent with past practices and in accordance with the restrictions and limitations set forth in the Company's Automobile Policy in the form provided to Parent; and provided further that Parent may modify the Company's Automobile Policy as it deems necessary or appropriate to comply with applicable law or to avoid the imposition of additional tax pursuant to Section 409A of the Code.

         5.17 280G Shareholder Approval. Prior to the Effective Time the Company shall deliver to Parent evidence reasonably satisfactory to Parent that (i) requisite shareholder approval pursuant to Section 280G of the Code was sought in conformance with Section 280G and the regulations promulgated thereunder and obtained with respect to any payments and/or benefits that were subject to the shareholder vote such that all Potential 280G Benefits resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code and the regulations thereunder or shall be exempt from such treatment under such Section 280G and the regulations thereunder (the "280G Shareholder Approval"), or (ii) that the 280G Shareholder Approval was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the waivers of those payments and/or benefits, which were executed by the affected individuals prior to the shareholder vote, or (iii) that such payments or benefits are not parachute payments because the Company would qualify as a "small business corporation" without regard to an election as described in Treasury Regulations
Section 1.280G-1, Q&A 6. To the extent (iii) in the preceding sentence does not apply, the Company shall promptly submit to the shareholders of the Company for approval (in a manner satisfactory to Parent), by such number of shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute Potential 280G Benefits (which determination shall be made by the Company and shall be subject to review and approval by Parent), such that such payments and benefits shall not be deemed to be Potential 280G Benefits.

         5.18 Merger Bonus Plan. Parent and Surviving Corporation shall pay to the Company any and all amounts due under the Merger Bonus Plan not to exceed $4,500,560 and otherwise as set forth on Schedule 5.18 to be delivered by the Company not less than three (3) Business Days prior to Closing.

         5.19 Parent Retention Bonus Plan. Parent will, within ten (10) Business Days after the date hereof, deliver to the those employees of the Company set forth on Schedule 5.19 hereto notification of Parent's intent after closing to make retention bonus awards, which may consist (in Parent's sole discretion) of part cash and part equity, with all such awards vesting as set forth on Schedule 5.19, to such employees in the amounts set forth on such Schedule. Within ten
(10) Business Days after the Effective Time, Parent will deliver to each employee named on Schedule 5.19 a letter summarizing the terms of the retention bonus payments that may be made to such employee and the conditions on which such payments may be made.

         5.20 Resignation of Principal Shareholders. The Principal Shareholders shall submit their resignations from all of their positions with the Company, including their positions as officer and director in every foreign subsidiary of the Company, effective upon Closing or as soon thereafter as is possible under applicable law. Parent agrees to complete all corporate actions and proceedings and government filings necessary to effect these resignations and to notify all applicable Government Entities, and shall provide evidence of these corporate actions and proceedings and government filings to the Principal Shareholders, as soon as practicable under local law after the Closing.

         5.21 Audited Financial Statements. Parent and the Company shall, in good faith, use their best efforts to cause PricewaterhouseCoopers LLP to complete its audit of the consolidated balance sheet of the Company as of November 30, 2005. Notwithstanding the foregoing, in the event that the completion of such audit is not feasible, then Parent and the Company shall, in good faith, use their best efforts to cause PricewaterhouseCoopers LLP to complete its audit of the consolidated balance sheet of the Company as of January 31, 2006.

         5.22 Company Shareholder Notes. Parent and Surviving Corporation shall pay to the Company Shareholders the outstanding principal and accrued interest related to notes payable as set forth on Schedule 2.17(a)(xii).

         5.23 Brazilian Loan. Immediately following the Closing, Parent and Surviving Corporation shall pay to the National Bank of Economic and Social Development ("BNDES") all outstanding principal and accrued interest, not to exceed $1,700,000, under the Contract of Financing Through Credit Facility No. 02.2.029.5.1, by and between BNDES and Cyclades Brasil S/A.

                                   Article VI
                              CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, in writing, by agreement of all of the
Parties:

         (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (b) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act, and any waiting period under any required pre-merger notification of other jurisdictions, as agreed by the Parties, relating to the transactions contemplated hereby will have expired or terminated early.

         (c) Shareholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the Company Shareholders by the requisite vote under applicable law and the Company's Articles of Incorporation.

         6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct only as of such date). The Company shall have received a certificate signed on behalf of the Company by duly authorized officer of Parent and Merger Sub to the effect set forth in this
Section 6.2.

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with each of the covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent and Merger Sub.

         (c) Secretary's Certificate. Each of Parent and Merger Sub shall have delivered to the Company a copy of (i) the text of the resolutions adopted by the Board of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger and (ii) the certificate or articles of incorporation and bylaws of Parent and Merger Sub, along with certificates executed on behalf of each of Parent and Merger Sub by such entity's corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate or articles of incorporation and bylaws, respectively, and that such resolutions, certificate or articles of incorporation and bylaws were duly adopted and have not been amended or rescinded.

         (d) Merger Bonus Plan. Parent and the Surviving Corporation shall be obligated to pay to the Company at Closing any and all amounts due under the Merger Bonus Plan not to exceed $4,500,560, as set forth in Schedule 5.18 to be delivered by the Company at least three (3) Business Days prior to the Closing, with payments pursuant to the Merger Bonus Plan to be paid by the Company through the Company's payroll service provider(s).

         (e) Transaction Expenses. At Closing, Parent shall pay Transaction Expenses, in accordance with Section 9.2, as set forth on the Statement of Expenses provided to Parent by the Company three days prior to the Closing. Three days after the Closing, Parent shall pay any remaining Transaction Expenses, in accordance with Section 9.2, as set forth on the Supplemental Statement of Expenses provided to Parent by the Company at the Closing.

         (f) Company Shareholder Notes. Parent and the Surviving Corporation shall be obligated to pay to the Company Shareholders at Closing the outstanding principal and accrued interest related to notes payable as set forth in Schedule 2.17(a)(xii).

         6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects (except those representations and warranties contained in Sections 2.1, 2.2, 2.4, 2.7, 2.12(i), 2.17(a)(i), 2.25(c), 2.25(j) and 2.28, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct only as of such date). Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company and a certificate signed by each of the Principal Shareholders, each to the effect set forth in this Section 6.3.

         (b) Agreements and Covenants. The Company and the Principal Shareholders shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent shall have received a certificate to such effect signed by a duly authorized officer of the Company and the Principal Shareholders.

         (c) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved and the Company shall have executed and delivered a schedule (the "Closing Date Payment Schedule") reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held of record, the amount of Merger Consideration payable to each such holder promptly after the Effective Time (in accordance with Section 1.7) and payable into the Escrow Fund (as defined and further described in Section 1.7), the stock certificate numbers held by each such person and such person's federal tax identification number to the extent such number is known, and individual wire transfer instructions or the mailing address to which payment should be sent and (ii) for each holder of Company Stock Options, the number of shares of Company Capital Stock issuable upon exercise of Company Stock Options held by such Company Optionholder, Option Cash Payment Amount payable to each such holder promptly after the Effective Time (in accordance with Section 5.4), such person's federal tax identification number to the extent such number is known, and individual wire transfer instructions or the mailing address to which payment should be sent.

         (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth on Schedule 6.3(d).

         (e) Legal Opinion. Parent shall have received a legal opinion from DLA Piper Rudnick Gray Cary US LLP, legal counsel to the Company, in the form attached hereto as Exhibit C.

         (f) Legal Opinion. Parent shall have received a legal opinion from Montgomery Law Group, LLP, legal counsel to the Company, in the form attached hereto as Exhibit D.

         (g) No Material Adverse Change. Since the date hereof, there shall not have occurred any Material Adverse Effect on the Company.

         (h) Dissenters' Rights. The Company shall have delivered notice in strict adherence with the applicable provisions of California Law and holders of not more than 3% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters' rights under California Law with respect to the transactions contemplated by this Agreement.

         (i) Secretary's Certificate. The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Company's Board authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) the text of the resolutions adopted by the Company Shareholders approving the principal terms of this Agreement, the Merger and the transactions contemplated hereby, and (iii) the Company's charter documents, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, Articles of Incorporation and Bylaws, respectively, and the such resolutions and Company charter documents were duly adopted and have not been amended or rescinded.

         (j) Key Employee Arrangements. Marcio Saito shall have agreed to be an employee of Parent after the Closing and shall be an employee of the Company immediately prior to the Effective Time, and shall have entered into an "at-will" employment arrangement with Parent and/or an affiliate of Parent pursuant to his execution of Parent's form of employment agreement in the form attached hereto as Exhibit E, which shall include, among other provisions, noncompetition provisions relating to such individual's employment with Parent and/or its affiliate.

         (k) Noncompetition Agreements. Each of Daniel Dalarossa and John Lima shall have executed Parent's form of Noncompetition Agreement in the form attached hereto as Exhibit F, in connection with the Merger.

         (l) Transition Agreements. Each of Daniel Dalarossa and John Lima shall have executed a consulting and transition agreement in the form attached hereto as Exhibit G.

         (m) 280G Shareholder Approval. The Company shall deliver to Parent evidence reasonably satisfactory to Parent either that, with respect to any payments of cash or sales and purchases of stock or vesting of Company Stock Rights or other benefits contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code ("Potential 280G Benefits"), (i) the Company's Shareholders have approved by the requisite vote such that all such Potential 280G Benefits resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to
Section 280G of the Code and the regulations thereunder or shall be exempt from such treatment under such Section 280G and the regulations thereunder, (ii) that such requisite shareholder approval has been sought but has not been obtained with respect to a Potential 280G Benefit and, as a consequence and pursuant to the terms of the agreement providing for such Potential 280G Benefit, such Potential 280G Benefit shall not be made or provided pursuant to the waivers of those Potential 280G Benefits which were executed by the affected individuals prior to the Company Shareholder vote, or (iii) that such payments or benefits are not parachute payments because the Company is a "small business corporation" qualifying for exemption under Code Section 280G(b)(5)(A)(i) and the regulations thereunder.

         (n) Termination of Company Employee Plans. Unless otherwise requested by Parent or as provided for in this Agreement, Parent shall have received from the Company evidence that any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement have been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date, and Parent shall have received from the Company evidence of the Company taking any all further actions as provided for in this Agreement.

         (o) FIRPTA Statement. The Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section
1.1445-2(c)(3).

         (p) Financial Statement Certifications. The Company shall deliver to Parent certifications executed by each of the Chief Executive Officer, President and Chief Financial Officer of the Company addressing (i) the accuracy of information presented in the Company Financials and (ii) the Company's internal control over financial reporting, in the form attached as Exhibit I.

         (q) Brazilian Affiliate. The Company shall have completed the acquisition of its Brazilian affiliate, Cyclades Brasil S.A., a company organized under the laws of Brazil.

         (r) Statement of Expenses. The Company shall have delivered to Parent the certified Statement of Expenses, and the Supplemental Statement of Expenses, if any, including such invoices as the Parent may reasonably request, in accordance with Section 9.2.

         (s) Audited Financial Statements. The Company shall have delivered to Parent the audited consolidated balance sheet of the Company as of November 30, 2005, including the unqualified audit report of PricewaterhouseCoopers LLP; provided, that Parent shall, in good faith, use its best efforts to cause PricewaterhouseCoopers LLP to deliver such audit report in a timely manner. Notwithstanding the foregoing, in the event that Parent and the Company mutually agree, in good faith, that the completion of such audit is not feasible, then the Company shall have delivered to Parent the audited consolidated balance sheet of the Company as of January 31, 2006, including the unqualified audit report of PricewaterhouseCoopers LLP.

         (t) Company Net Worth. The Company shall have delivered to Parent the December 2005 Balance Sheet, certified by each of the Chief Executive Officer, President and Chief Financial Officer, which reflects a Net Worth of no less than $8,000,000.

                                  Article VII
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations, Warranties and Covenants.

         (a) The representations, warranties and covenants (other than covenants expressly to be performed after the Closing) of the Company and the Principal Shareholders contained in this Agreement, or in any certificate, schedule or other instrument delivered pursuant to this Agreement, shall survive the Closing and shall terminate at 11:59 p.m. Pacific time on the date that is twenty-one
(21) months following the date of this Agreement (the "Escrow Termination Date"); provided, however, that the representations and warranties shall not terminate with respect to any claims specified in any Officer's Certificate (as defined in the Indemnification and Escrow Agreement) delivered to the Principal Shareholders prior to the Escrow Termination Date until such claims are finally resolved pursuant to the terms of the Indemnification and Escrow Agreement. Notwithstanding the foregoing, in the case of any fraudulent breach of a representation or warranty or intentional breach of a covenant, the representations and/or warranties and/or covenants that are the subject of such fraud or intentional misconduct shall not terminate until 11:59 p.m. Pacific time on the day of expiration of the applicable statute of limitations.

         (b) The representations and warranties of Parent and Merger Sub contained in this Agreement, or in any certificate, schedule or other instrument delivered pursuant to this Agreement, shall terminate at the Effective Time.

                                  Article VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date:

         (a) by mutual written consent executed and delivered by each Party hereto and duly authorized by the Board of Directors of the Company and Parent;

         (b) by either Parent or the Company if: (i) the Closing Date has not occurred by June 30, 2006 as a result of a condition to Closing not having been satisfied prior to such date or otherwise (provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date and such action or failure constitutes a breach of this Agreement);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

         (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

         (d) by Parent if it is not in material breach of its obligations pursuant to this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is reasonably likely to be curable by the Company or the Principal Shareholders within 20 days through the exercise of commercially reasonable efforts, then for so long as the Company or the Principal Shareholders (as applicable) continues to exercise such commercially reasonable efforts Parent may not terminate this Agreement pursuant to this Section 8.1(d) unless such breach is not cured within 20 days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (e) by the Company if neither it nor any Principal Shareholder is in material breach of any of its or their respective obligations pursuant to this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is reasonably likely to be curable by Parent or Merger Sub within 20 days through the exercise of commercially reasonable efforts, then for so long as Parent or Merger Sub continues to exercise such commercially reasonable efforts the Company may not terminate this Agreement pursuant to this Section 8.1(e) unless such breach is not cured within 20 days (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Agreement pursuant to Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the Party taking such action.

         8.2 Effect of Termination. Except as set forth in Section 8.1, any termination of this Agreement pursuant to Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 8.2 and Article IX (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any Party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed by Parent and the Company; provided, however, that after the approval of the Merger Agreement by the Company Shareholders, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the Company Shareholders without the further approval of the shareholders of the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing executed by the Principal Shareholders in the case of the Company.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other Party hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as is otherwise required by applicable law, after the Closing, any provision of this Agreement may extended or waived by the Parties hereto at any time by execution of an instrument in writing executed by the Principal Shareholders in the case of the Company.

                                   Article IX
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon delivery, if delivered personally or by commercial delivery service, (ii) three Business Days after being mailed by registered or certified mail (return receipt requested), or (iii) upon receipt of acknowledgement of complete transmission, if sent via facsimile, to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a Party as shall be specified by like notice); provided, however, that in the event that a notice or communication is delivered pursuant to (ii) or (iii), notice of such delivery shall be sent via electronic mail, with confirmation of delivery, to the Parties at the following e-mail addresses:

         (a) if to Parent or Merger Sub, to:

         AVOCENT CORPORATION
         4991 Corporate Drive
         Huntsville, Alabama 35805
         Attention: John R. Cooper
         Telephone No.: (256) 430-4000
         Facsimile No.: (256) 430-4030

         with a copy to:

         AVOCENT CORPORATION                  Wilson Sonsini Goodrich & Rosati
         9911 Willows Road NE                 Professional Corporation
         Redmond, Washington 98052            701 Fifth Avenue, Suite 5100
         Attention:  Samuel F. Saracino       Seattle, Washington 98104
         Telephone No.: (425) 861-5858        Attention:  Patrick J. Schultheis
         Facsimile No.:    (425) 861-5757                 Drew G. Markham
         Sam.Saracino@avocent.com             Facsimile No.: (206) 883-2699
                                              Email:  pschultheis@wsgr.com
                                                           dmarkham@wsgr.com

         (b) if to the Company or the Principal Shareholders, to:

         CYCLADES CORPORATION with a copy to:


         3541 Gateway Boulevard             DLA Piper Rudnick Gray Cary US LLP
         Fremont, California 94538          2000 University Avenue
         Attention: Joe Millares            East Palo Alto, California 94303
         Facsimile No.:  (510)771-6200      Attention:  Diane Holt Frankle
         Email:  joe.millares@cyclaes.com   Facsimile No.:  (650) 833-2001
                                            Email:  diane.frankle@dlapiper.com

         DANIEL DALAROSSA
         43745 Silva Ct
         Fremont, CA 94539
         Telephone:  510-490-6991
         Facsimile:  408-942-9776
         E-mail:  daniel-dalarossa@yahoo.com

         and

         JOHN LIMA
         332 Deepcreek Ct.
         Danville, CA 94506
         Telephone:  925-648-3287
         Facsimile:  408-942-9776
         E-mail:  john.lima@coffeebeantech.com

         9.2 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, brokers', consulting and all other fees and expenses of third parties ("Transaction Expenses") incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses; provided, however, that, in the event that the Merger is consummated, at Closing (a) Parent shall pay up to an aggregate of $1,000,000 of the Transaction Expenses listed on the Statement of Expenses or the Supplemental Statement of Expenses,
(b) the Company shall pay any Transaction Expenses in excess of $1,000,000, provided, however, that in the event the Company does not have sufficient cash on hand at Closing to pay such Transaction Expenses, Parent shall pay such Transaction Expenses and the Merger Consideration shall be reduced dollar-for-dollar, and (c) to the extent the Transaction Expenses listed on the Statement of Expenses or Supplemental Statement of Expenses exceed $2,000,000 in the aggregate, Parent shall pay the Transaction Expenses in excess of $2,000,000 and the Merger Consideration shall be reduced dollar-for-dollar. As used herein,
(i) "Statement of Expenses" means a written statement of Transaction Expenses incurred by the Company in connection with the Merger which shall be certified by the Chief Executive Officer of the Company and delivered to Parent three (3) Business Days prior to the Closing Date, and shall include such invoices as the Parent may reasonably request, and (ii) "Supplemental Statement of Expenses" means a written statement of all Transaction Expenses incurred by the Company in connection with the Merger which were not included on the Statement of Expenses, including an estimate of any such expenses yet to be incurred or invoiced, which shall be certified by the Chief Executive Officer of the Company and delivered to Parent on the Closing Date, and shall include such invoices as the Parent may reasonably request. Any Transaction Expenses incurred by the Company in connection with the Merger and not reflected in full on either the Statement of Expenses or the Supplemental Statement of Expenses (collectively the "Undisclosed Excess Expense Amount") shall be paid to Parent from the Escrow Fund, without regard to the Basket Amount as defined in the Indemnification and Escrow Agreement.

         9.3 Interpretation; Definitions. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

         9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the Parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.

         9.9 Rules of Construction. Each Party hereto agrees that he or it has been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

         9.10 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.


                                     *****

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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and
Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.


                             AVOCENT CORPORATION

                             By:  /s/ Samuel F. Saracino
                                -------------------------------
                             Name: Samuel F. Saracino
                                  -----------------------------
                             Title: EVP
                                    ---------------------------



                             MERGER SUB

                             By:  /s/ Samuel F. Saracino
                                -------------------------------
                             Name: Samuel F. Saracino
                                  -----------------------------
                             Title: VP
                                    ---------------------------



                             CYCLADES CORPORATION

                             By:  /s/ John Lima
                                -------------------------------
                             Name: John Lima
                                   ----------------------------
                             Title: President
                                    ---------------------------



                             PRINCIPAL SHAREHOLDERS

                             /s/ Daniel Dalarossa
                             ----------------------------------
                             Daniel Dalarossa


                             /s/ John Lima
                             ----------------------------------
                             John Lima